Exhibit 99.1

June 5, 2007

Motive, Inc.

12515 Research Boulevard, Building 5

Austin, Texas 78759

Attention:	Mr. Alfred Mockett, CEO
Mr. Mike Fitzpatrick, CFO
Mr. Tom Meredith, Audit Committee Chair of the Board of Directors

Gentlemen:

This letter is to communicate in writing various verbal conversations between Ernst & Young (EY) and management of Motive, Inc. (Motive or the Company).

At present and based on your request we are taking an approximate two month hiatus from performing detail testing that requires significant time from the Motive accounting department. We understand the Company is using this time to close the accounting books and records and prepare financial statements for all quarterly and annual periods subsequent to June 30, 2005 and restated financial statements for the periods under restatement (currently January 1, 2001 – June 30, 2005).

In connection with preparing financial statements and required SEC filings, we expect the Company to clearly document its conclusions regarding the significant accounting and restatement issues which include, but are not limited to, accounting for reseller transactions; accounting for the issues related to the “40 transactions” identified by the Audit Committee Investigation (Investigation); conclusions on VSOE; accounting for the BroadJump acquisition and allocation of purchase price; accounting for transactions in the “pendancy” period of the BroadJump acquisition; the relationship of professional services to software licenses (i.e. are services essential to the functionality of the software for the customer’s intended use and/or is there a complex integration); and accounting for commissions.

We expect the Investigation team will provide, among other things, an updated production of key documents; the entire population of data; an update of search terms used; and the final Investigation report. Additionally, we expect the Investigation will address the questions and concerns we have communicated and will continue to communicate, including but not limited to, what role potential influencers and/or shareholders may have played in certain transactions.

We would like to remind you we will require the Audit Committee to make certain representations to us regarding the Investigation. Please see Appendix 1 for a preliminary draft representation letter based on information currently available to us. This draft will be modified as appropriate and as new information becomes available.

A Member Practice of Ernst & Young Global

June 5, 2007

Motive, Inc.	Page 2

Finally, in planning and performing our not-yet-completed audit of the consolidated financial statements of Motive for the year ended December 31, 2005 and of internal control over financial reporting as of December 31, 2005, we noted certain matters involving internal control over financial reporting and its operation that we consider to be material weaknesses and significant deficiencies under standards established by the Public Company Accounting Oversight Board (United States). Please see Appendix 2 for a preliminary draft communication of material weaknesses and significant deficiencies based on information currently available to us. This draft will be modified as appropriate and as new information becomes available.

We would be pleased to discuss the above matters or to respond to any questions at your convenience.

Yours very truly,

Attachments

Appendix 1

[Date]

Ernst & Young

Ladies and Gentleman:

This letter of representation is being furnished to Ernst & Young in connection with your audits of the consolidated financial statements of Motive, Inc. (the “Company”) as of December 31, 200X, and 200Y (collectively the “Financial Statements”).

The Company’s Audit Committee is serving as the investigation committee (the “Investigation Committee”) to investigate certain allegations of financial improprieties relating to the Company.

We recognize that obtaining representations from us concerning the information contained in this letter is a significant procedure in enabling you to form an opinion whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of the Company and subsidiaries in conformity with accounting principles generally accepted in the United States.

Certain representations in this letter are described as being limited to matters that are “material.” Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

For purposes of your audits noted above, we confirm that Ernst & Young LLP has been provided with all information the Investigation Committee has obtained regarding violations or possible violations of laws or regulations that may have been committed by the Company, or any of its agents or employees. We also confirm that, except for the matters investigated as noted below, we have determined such matters to be clearly inconsequential relative to the financial statements as of and for the periods referred to above, and that an independent investigation of such matters is not necessary.

1.	In 2005 the Investigation Committee engaged Graves, Dougherty, Hearon & Moody (the “Independent Counsel”) to conduct an investigation into revenue recognition related to certain reseller transactions, hereafter referred to as the “Investigation”; Independent Counsel engaged experts including PriceWaterhouseCoopers who provided assistance in the area of forensic accounting (the “Forensic Accountants”); the Investigation Committee subsequently authorized several expansions to the scope of the Investigation.

2.	The Investigation Committee believes that the Independent Counsel and Forensic Accountants possess sufficient competency, experience and independence to conduct the Investigation.

Motive, Inc. – Appendix 1

DRAFT Audit Committee Representation Letter	Page 2

3.	The Investigation Committee understands that work performed by Ernst & Young LLP (“Ernst & Young”) has been carried out solely for purposes of the Audit. Work performed by Ernst & Young has not been relied upon by the Investigation Committee or our Independent Counsel and Forensic Accountants in reaching conclusions with respect to the Investigation.

4.	The Investigation Committee has not restricted, and has directed that no person on behalf of the Company restrict, either the scope of the Investigation or access by Independent Counsel and the Forensic Accountants to information and personnel under the control of the Company.

5.	The Investigation Committee and its Independent Counsel and Forensic Accountants have provided you with access to all relevant documents and information obtained or prepared in connection with the Investigation, without regard to any legal privilege the Company many have.

6.	The Investigation has been completed and the Investigation Committee has received satisfactory final reports, either in oral or written form (or in a combination thereof), from the Independent Counsel and Forensic Accountants regarding the results of the Investigation.

7.	Based on the results of the Investigation, the information available to us, and to the best of our knowledge and belief, except as specifically set forth in Annex A to this letter [to conform as appropriate], the Investigation Committee confirms that:

a. The Investigation Committee is unaware of any material errors with respect to the Company’s financial statements for annual the periods ending December 31, 2006, 2005, 2004, 2002 or 2001 and with respect to each of the quarterly financial statements for the quarters ended within those periods.

b. The Investigation Committee is unaware of any fraud or other illegal acts that would either a) have a material impact on the Company’s consolidated financial statements specified in paragraph (1) immediately above or b) would require adjustment or restatement of those financial statements.

c. The Investigation Committee is unaware of any matters that would cause us to question the integrity of any individual who was subject to the Investigation.

d. With respect to the following individuals who, as members of the Company’s management are making representations to Ernst & Young in connection with the audit and any associated reviews, we have no basis to question the integrity of those individuals, there are no unresolved questions with the integrity of such persons, and we believe representations of those individuals may reasonably be relied upon by Ernst & Young in connection with its work:

Alfred Mockett, CEO	Bruno Teuber, VP of Sales
Mike Fitzpatrick, CFO	Aramis Alvarez, VP of Professional Services
Jack Greenberg, General Counsel	Sam Hernandez, Financial Planning
Galen Fisher, Controller

Motive, Inc. – Appendix 1

DRAFT Audit Committee Representation Letter	Page 3

e. The Investigation Committee is not aware of any intention of the Company, nor of its executive officers, to violate the law and, to the best of our knowledge and belief, no illegal acts have occurred.

8.	The Investigation Committee has concluded it is appropriate for the Company to include the Financial Statements in filings with the Securities and Exchange Commission. With respect to the filings with the SEC, we have concluded that such filings may include certifications of Alfred Mockett and Mike Fitzpatrick in their capacities as officers of the Company pursuant to Sections 302 and 906 of the United States Sarbanes-Oxley Act of 2002.

9.	The Investigation Committee has concluded that further investigation by the Independent Counsel and the Forensic Accountants is not warranted with respect to the matters described above nor in connection with any other matters of which we are currently aware.

10.	Based on the findings of the Investigation by the Independent Counsel and the Forensic Accountants, the Company’s Board of Directors and management has taken, or is taking, timely and appropriate remedial action where considered necessary. We have apprised you of those remedial actions.

11.	Based on inquiries we have made of the Company’s officers, directors (including ourselves), and substantial stockholders, [except as described below,] we are not aware of any business relationship between any such officer, director, or substantial stockholder (or any entity for or of which such an officer or director acts in similar capacity) and Ernst & Young LLP or any other member firm of the global Ernst & Young organization (any of which, an “EY Entity”), other than one pursuant to which an EY Entity performs professional services. For this purpose, a “substantial stockholder” is a person or entity that owns five percent or more in the Company. We are not aware of any reason that Ernst & Young LLP would not be considered to be independent for purposes of the Company’s audit. There are no instances where any officer or employee of the Company has an interest in a company with which the Company does business that would be considered a “conflict of interest.” Such an interest would be contrary to Company policy.

The Investigation Committee of the Board of Directors

Tom Meredith, Chairman of the Audit Committee

David Sikora, Audit Committee

Harvey White, Audit Committee

Appendix 2

Audit Committee and Management

Motive, Inc.

In planning and performing our not-yet-completed audit of the 2005 financial statements of Motive, Inc. for the year ended December 31, 2005 and of internal control over financial reporting as of December 31, 2005, we noted certain matters involving internal control over financial reporting and its operation that we consider to be material weaknesses (and significant deficiencies) under standards established by the Public Company Accounting Oversight Board (United States).

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Material Weaknesses

During our not-yet-completed audit, we noted the following matters involving internal control over financial reporting and its operation that we consider to be material weaknesses as defined above.

Control Environment – An entity level material weakness existed related to the control environment component of the internal control over financial reporting. The control environment sets the tone of an organization and is the foundation for all other components of internal control. The Company’s control environment did not adequately emphasize integrity, appropriate judgment, skepticism and objectivity. The ineffective control environment related to management’s intentional misrepresentation and omission from the financial statements of material facts surrounding a reseller transaction; a general lack of sensitivity to internal control practices and procedures; management behavior that, in certain instances, overly emphasized meeting earnings targets or other objectives resulting in or contributing to override of existing internal control procedures. Additionally, management actions and behavior violated the Company’s Code of Business Conduct and Ethics regarding Honest and Ethical Conduct and Full and Fair disclosure.

This material weakness in the Control Environment resulted in certain material adjustments to the consolidated financial statements for the year ended December 31, 2005 and the in-process

Motive, Inc. – Appendix 2

DRAFT Material Weakness Letter	Page 2

restatement of the consolidated financial statements for the interim periods ended March 31, 2005, June 30, 2005, for the years ended December 31, 2001, 2002, 2003 and 2004 and for the interim periods therein.

Revenue Recognition – A material weakness existed in the design and operation of internal controls over appropriate accounting for multi-element software license arrangements in compliance with GAAP. This assessment is based on:

1.	As of December 31, 2005 there is a lack of sufficient internal controls over monitoring and analysis of vendor specific objective evidence (VSOE) of fair value of the multiple elements in the Company’s software license arrangements. The appropriate recognition of revenue for the Company’s multi-element license arrangements in accordance with GAAP depends on, among other things, the Company’s ability to establish VSOE of the relative fair value of the undelivered elements in the arrangements. The Company had historically determined there was sufficient evidence which specifically included management’s intention with respect to future transactions, to establish VSOE of fair value for the maintenance, hosting and professional services elements, but not for the software license element and therefore typically allocated total arrangement consideration using the residual method.

As of December 31, 2005, the Company did not have effective internal controls in place and functioning appropriately to adequately and timely support that VSOE of fair value exists. The Company did not adequately monitor the independent sales of their maintenance and hosting services in renewal arrangement or the independent sales of professional services throughout the year.

Due to the material weaknesses in the Control Environment as noted above, the Company determined that it could no longer rely on previous management’s representation with respect to intended pricing as support for VSOE of fair value and that the quantitative data alone was not sufficient to support VSOE of fair value for maintenance or hosting services for the period beginning with January 1, 2001.

2.	The Company did not have effectively designed or operating internal controls over the review and evaluation of multi-element software license arrangements and related documents to ensure appropriate accounting in accordance with GAAP. The Company accounts for its license arrangements under SOP 97-2: Software Revenue Recognition which requires, among other things, four basic criteria be met in order to recognize revenue (a) persuasive evidence of an arrangement exists; (b) delivery has occurred, (c) the price is fixed or determinable, and (d) collectibility is probable.

This material weakness resulted in revenue being recognized prior to obtaining evidence of an arrangement; prior to delivery of the software being licensed; when amounts were not fixed or determinable; and when collectibility was not probable. Additionally, it resulted in inappropriate application of percentage of completion accounting to certain professional services arrangements accounted for under SOP 81-1: Accounting for Performance of Construction-Type and Certain Production-Type Arrangements.

Motive, Inc. – Appendix 2

DRAFT Material Weakness Letter	Page 3

Contributing to the material weakness in revenue recognition are management’s intentional misrepresentation; management’s override of internal controls; and the ineffective Control Environment discussed above.

The material weakness in revenue recognition resulted in material adjustments to revenue and deferred revenue in the consolidated financial statements for the year ended December 31, 2005 and the in-process restatement of the revenue and deferred revenue for the interim periods ended March 31, 2005, June 30, 2005, and for the years ended December 31, 2001, 2002, 2003 and 2004 and for the interim periods therein.

Accounting for Sales Commissions – A material weakness was identified in the design and operation of internal controls over accounting for sales commissions. The Company pays commissions to its direct sales force based on its bookings, revenue recognized or a combination thereof, under commission plans that are established annually. For financial reporting purposes, the Company historically recorded sales commission expense based on an estimated percentage of revenue in an attempt to match the expense with the related revenue recognized. As of December 31, 2005, the Company did not appropriately analyze sales commission expense, deferral or accrual in relationship to the revenues recognized on associated transactions, nor did the Company follow through on representations that it would claw-back on commissions previously paid.

This material weakness in accounting for sales commissions resulted in material adjustments to sales commissions expense and accrued sales commissions in the consolidated financial statements for the year ended December 31, 2005 and the in-process restatement of the sales commissions expense and accrued sales commissions for the interim periods ended March 31, 2005, June 30, 2005, for the years ended December 31, 2001, 2002, 2003 and 2004 and for the interim periods therein. Additionally, the material weakness in accounting for sales commissions resulted in material adjustments to deferred sales commission expense as of December 31, 2005 and in-process restatement of the deferred sales commission as of March 31, 2005, June 30, 2005 and December 31, 2004.

Financial Statement Close Process – The material weakness in the financial statement close process relates to errors made in accounting for payments made and expense recognized for prepaid assets and accrued liabilities; inadequate review procedures over reconciliation of prepaid asset and accrued liability accounts; and inability to close on a timely basis. The material weakness in the financial statement close process resulted in material adjustments to the Company’s consolidated financial statements for the year ended December 31, 2005.

Significant Deficiencies

During our not-yet-completed audits, we also have noted the following matters involving internal control over financial reporting and its operation that we consider to be significant deficiencies as defined above. None of the significant deficiencies identified is believed to be a material weakness on an individual basis, and at this time, we do not believe these significant deficiencies represent a

Motive, Inc. – Appendix 2

DRAFT Material Weakness Letter	Page 4

material weakness in the aggregate. However, further deficiencies could be identified during the remainder of our not-yet-completed audit. We will be required to evaluate, both individually and in the aggregate, all control deficiencies that were not remediated as of December 31, 2005, in order to conclude whether one or more material weaknesses exist.

Impairment Analysis – A significant deficiency was identified in the operation of internal controls over the impairment analysis. The Company engaged a third party to perform its impairment analysis; however the Company did not perform an adequate timely review of the data, assumptions and methodology included in the impairment analysis. Due to restatement of prior year financial statements, the impairment analysis was superseded and thus it was not determined whether or not this significant deficiency would have resulted in an adjustment. Because of the lack of effective controls there is more than a remote likelihood that a more than inconsequential or qualitatively significant misstatement would not have been prevented or detected by the internal controls over the impairment review process.

Equity – A significant deficiency was identified in the operation of internal controls over accounting for the employee stock purchase plan (ESPP). The Company provides an ESPP under which employees can withdraw their participation up until the day of purchase. The Company incorrectly applied FASB Technical Bulletin No. 97-1: Accounting under Statement 123 for Certain Employee Stock Purchase Plans with a Look-Back Option, which resulted in a change to stock compensation expense and additional paid-in-capital for the year ended December 31, 2005.

Because our audit is not yet complete, other matters may come to our attention relating to significant deficiencies or material weaknesses in internal control over financial reporting that will be communicated to you.

This report is intended solely for the information and use of the audit committee, board of directors, management, and others within the organization and is not intended to be and should not be used by anyone other than these specified parties.

We would be pleased to discuss the above matters or to respond to any questions at your convenience.